Exhibit 10.13

ADHARMONICS, INC.

BRIDGE BANK, NATIONAL ASSOCIATION

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of August 11, 2014, by and between BRIDGE BANK, NATIONAL ASSOCIATION (“Bank”) and ADHARMONICS, INC. (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower; provided however, that the Borrowing Base may be revised from time to time by Bank following each Collateral audit or as Bank deems necessary in Bank’s reasonable judgment acting in good faith and upon notification thereof to Borrower to reflect contingencies and risks which may adversely affect the Eligible Accounts.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof.

“Credit Extension” means each Advance, Term Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“EBITDA” means Borrower’s net income, plus (i) interest expense, plus (ii) income tax expense plus (iii) to the extent deducted in the calculation of net income, depreciation expense and amortization expense plus (iv) to the extent deducted in the calculation of Net Income, non-cash charges during such period, plus (v) to the extent deducted in the calculation of Net Income, fees and expenses paid in connection with this Agreement and the Credit Extensions and any amendment thereto, plus (vi) to the extent deducted in the calculation of Net Income, extraordinary or nonrecurring items during such period which have been approved in writing by Bank.

“Eligible Accounts” means those Accounts that arise in the ordinary course of Borrower’s business that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment acting in good faith and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

(b) Accounts with respect to an account debtor, thirty-five percent (35%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

(e) prebillings, prepaid deposits, retention billings, or progress billings;

(f) Accounts with respect to which the account debtor is an Affiliate of Borrower;

(g) Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada, except for Eligible Foreign Accounts;

(h) Accounts with respect to which the account debtor is the government of the United States or any department, agency, or instrumentality of the United States, except for Accounts whereby the payee has assigned its payment rights to Bank, the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727), and such assignment otherwise complies with the Assignment of Claims Act to Bank’s reasonable satisfaction in the exercise of its reasonable credit judgment;

(i) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower or for deposits or other property of the account debtor held by Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

(j) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed thirty-five percent (35%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(k) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(l) Accounts the collection of which Bank reasonably determines to be doubtful.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that Bank approves on a case-by-case basis.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means all of Borrower’s right, title, and interest in and to the following now or hereafter owned by the Borrower: Copyrights, Trademarks and Patents; all trade secrets, all design rights, claims for damages by way of past, present and future infringement of any of the rights included above, all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all inventory in which Borrower has or acquires any interest, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes, documents or instruments executed by Borrower, and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

“Negotiable Collateral” means all letters of credit of which Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b) unsecured Indebtedness owing to trade creditors in the ordinary course of business;

(c) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(d) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness did not, when initially incurred, exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $100,000 in the aggregate at any given time;

(e) Subordinated Debt, including the Investor Debt that remains outstanding after the application of proceeds from the initial Advance and Term Advance;

(f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g) other Indebtedness not exceeding $100,000 in the aggregate outstanding at any time; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness specified in clause (c) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts;

(c) Investments (i) in an aggregate amount not to exceed $100,000 at any time, consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries and consistent with past practices;

(d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business; and

(e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (e) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

(c) Liens (i) upon or in any equipment which was not financed by Bank acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of the financing of, or within 60 days after acquisition of, such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, and other similar Liens imposed without action of such parties arising in the ordinary course of Borrower’s business or by operation of law, securing obligations which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves satisfactory to Bank have been established;

(f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations, incurred in the ordinary course of business;

(g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property granted in the ordinary course of business and consistent with past practices; and

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the greater of three and one quarter percent (3.25%) per year, or the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate”, whether or not such announced rate is the lowest rate available from Bank.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Revolving Facility” means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1 (a) hereof.

“Revolving Line” means a credit extension of up to Six Million Dollars ($6,000,000).

“Revolving Maturity Date” means the second anniversary of the Closing Date.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank), pursuant to a subordination agreement in form and substance reasonably satisfactory to Bank.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries (including any Affiliate), or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term Advance” means a cash advance under Section 2.1(b).

“Term Maturity Date” means February 11, 2018.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(a) Revolving Advances.

(i) Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium. Up to One Million Dollars ($1,000,000) of the initial Advance shall be used to repay outstanding amounts owing with respect to the Investor Debt.

(ii) Whenever Borrower desires an Advance, Borrower will notify Bank no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be made (i) by telephone or in-person followed by written confirmation from Borrower within 24 hours, (ii) by electronic mail or facsimile transmission, or (iii) by delivering to Bank a Revolving Advance Request Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance to the extent provided in Section 13.2. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower’s deposit account.

(b) Term Advances.

(i) Subject to and upon the terms and conditions of this Agreement, on or around the Closing Date, Bank agrees to make a Term Advance to Borrower in an aggregate amount of Four Million Dollars ($4,000,000). All of the initial proceeds of the Term Advance shall be used by Borrower to repay outstanding amounts owing with respect to the Investor Debt.

(ii) Interest shall accrue from the date of the Term Advance at the rate specified in Section 2.3, and shall be payable monthly on the tenth day of each month so long as the Term Advance is outstanding. The Term Advance shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on February 10, 2015 and continuing on the same day of each month thereafter through the Term Maturity Date, at which time all amounts owing under this Section 2.1(b) and any other amounts owing under this Agreement shall be immediately due and payable. Term Advances, once repaid, may not be reborrowed.

(iii) Borrower shall have the option to prepay all or a portion of the Term Advance, provided Borrower (i) provides written notice to Bank of its election to prepay such amount of the Term Advance at least five (5) days prior to such prepayment, and (ii) pays to Bank on the date of such prepayment an amount equal to the sum of (A) the outstanding principal of the Term Advance being prepaid plus accrued and unpaid interest thereon through the prepayment date, (B) a fee equal to 2% of the principal amount of the Term Advance being prepaid if such prepayment occurs on or prior to the first anniversary of the Closing Date (the “Prepayment Fee”), plus (C) all other Obligations that are due and payable, including Bank Expenses and interest at the default rate with respect to any past due amounts. Notwithstanding the foregoing, Borrower shall not be required to pay the Prepayment Fee if the prepayment results in Borrower’s cure of its noncompliance (or anticipated noncompliance) with any one or more of the financial covenants set forth in Section 6.9 or if such prepayment is made using proceeds from a new Credit Extension or loan facility provided by Bank.

2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rates.

(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at an annual rate equal to one half of one percent (0.50%) above the Prime Rate.

(ii) Term Advances. Except as set forth in Section 2.3(b), the Term Advance shall bear interest, on the outstanding Daily Balance thereof, at an annual rate equal to two percent (2.0%) above the Prime Rate.

(b) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law, not in any case to be less than $25.00. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default. Bank shall provide Borrower with written notice any interest rate changes or other fees as a result of this Section 2.3(b).

(c) Payments. Interest hereunder shall be due and payable on the tenth calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5 Fees. Borrower shall pay to Bank the following:

(a) Facility Fees. (i) On the Closing Date and on the first anniversary of the Closing Date, a fee with respect to the Revolving Facility equal to $15,000, and (ii) on the Closing Date, a fee with respect to the Term Advance equal to $10,000, each of which are fully earned and nonrefundable; and

(b) Bank Expenses. Within three (3) Business Days of notice by Bank to Borrower (which shall be communicated to Borrower in writing within five (5) Business Days following the Closing Date), all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses and, after the Closing Date, all Bank Expenses, including attorneys’ fees and expenses, as and when they are incurred by Bank.

2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice to Borrower upon the occurrence and during the continuance of an Event of Default. Bank shall provide notice to Borrower of such actions; however failure to provide such notice to Borrower shall not limit, obviate or impair Bank’s rights hereunder. Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

2.7 Extension of Maturity. Notwithstanding anything contained herein to the contrary, Bank shall have the right, in its sole and absolute discretion, to extend the Revolving Maturity Date to the tenth day of the month next following the actual Revolving Maturity Date as stated in this Agreement.

2.8 Payment Deferral. Notwithstanding anything contained herein to the contrary, in the event the Term Advance is made under this Agreement within ten days prior to the date upon which the first regularly scheduled payment of interest on the Term Advance (“First Monthly Payment”) would otherwise have been due as specified in Section 2.1(b), then Borrower shall make the first regularly scheduled monthly payment of interest on the same day of the calendar month immediately following the date on which the Term Advance is made, and the Term Maturity Date shall be extended for a period that is equal to the time difference between the regularly scheduled date of the First Monthly Payment as specified in Section 2.1(b) and the date on which the First Monthly Payment is actually due as a result of the application of this Section.

3. CONDITIONS OF LOANS.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement;

(b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c) UCC Financing Statement in a form suitable for filing with the office of the Secretary of State (or equivalent official) of the jurisdiction of incorporation of Borrower;

(d) an intellectual property security agreement;

(e) insurance authorization letter;

(f) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

(g) current financial statements of Borrower;

(h) subordination agreement (the “Investor Subordination Agreement”) with Link Ventures LLLP, the holder of promissory notes issued by Borrower in an aggregate original principal amount of approximately $12,000,000 (the “Investor Debt”); with a copy of the amended and restated promissory note;

(i) an audit of the Collateral, the results of which shall be satisfactory to Bank;

(j) a borrowing base certificate in substantially similar form as Exhibit C;

(k) a compliance certificate as of the month ended immediately prior to the Closing Date in substantially similar form as Exhibit D; and

(I) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the notification required by Section 2.1; and

(b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Advance Request Form and on the effective date of each Credit Extension as though made at and as of each such date (in each case other than representations and warranties made as of a specified date, in which case as of such date), and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral (subject only to Permitted Liens described in clause (c) of such defined term, which are permitted to have seniority over Bank’s Lien) and will constitute a valid, first priority security interest in Collateral acquired after the date hereof (subject only to Permitted Liens described in clause (c) of such defined term, which are permitted to have seniority over Bank’s Lien).

4.2 Delivery of Additional Documentation Required. Borrower shall from time to time deliver to Bank, at the request of Bank, all Negotiable Collateral (each with a value in excess of $25,000, or with a combined aggregate value in excess of $100,000) and shall execute and deliver all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower from time to time may pledge to Bank specific time deposit accounts to secure specific Obligations. Borrower authorizes Bank to hold any amounts in such accounts in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding, if an Event of Default has occurred that is continuing or would exist after giving effect to such draft or transfer request.

4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound where the default could reasonably be expected to have a Material Adverse Effect.

5.3 No Prior Encumbrances. Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for (a) non-exclusive licenses granted by Borrower to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) Intellectual Property licensed to Borrower and noted, to the extent material, on the Schedule. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral which is material to the Borrower’s business has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect on Borrower’s business. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Except as set forth in the Schedule, Borrower is not a party to, or bound by, any material agreement that restricts the grant by Borrower of a security interest in Borrower’s rights under such agreement.

5.7 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All of Borrower’s Inventory and Equipment is located only at the location or locations set forth on the Schedule, or such other locations in compliance with Section 7.10.

5.8 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision (that is not covered by independent third-party insurance as to which liability has been denied by such insurance carrier) could have a Material Adverse Effect, or a material adverse effect on Borrower’s interest or Bank’s security interest in the Collateral.

5.9 No Material Adverse Change in Financial Statements. The most recent consolidated financial statements of the Borrower and its Subsidiaries that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.11 Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respect with the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

5.12 Environmental Condition. None of Borrower’s or any Subsidiary’s properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law in all material respects; to the best of Borrower’s knowledge, none of Borrower’s properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

5.13 Taxes. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein, except as otherwise permitted by Section 6.6 hereof.

5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.15 Government Consents. Borrower and each Subsidiary have obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted.

5.16 Accounts. As of the Closing Date, all of Borrower’s operating, depository and investment accounts are listed on the Schedule. On and after the 60th day following the Closing Date, none of Borrower’s nor any Subsidiary’s cash or investment securities are invested except in accordance with Section 6.8 hereof.

5.17 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank as of the date such representation, warranty or certificate was made, when taken together with all such written certificate or written statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6. AFFIRMATIVE COVENANTS.

Borrower shall do all of the following:

6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law except when failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

6.3 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Bank: (a) as soon as available, but in any event within thirty (30) days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable by invoice date; (b) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer, together with a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto; (c) (i) as soon as available, but in any event no later than 270 days after the end of Borrower’s fiscal year 2013, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of PriceWaterhouseCoopers or another independent certified public accounting firm reasonably acceptable to Bank; and (ii) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower’s fiscal years 2014 and beyond, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of PriceWaterhouseCoopers or another independent certified public accounting firm reasonably acceptable to Bank; (d) as soon as available, but in any event no later than the earlier to occur of thirty (30) days following the beginning of each fiscal year or the date of approval by Borrower’s board of directors, an annual operating budget and financial projections (including income statements, balance sheets and cash flow statements) for such fiscal year, presented in a monthly format, approved by Borrower’s board of directors, and in a form and substance reasonably acceptable to Bank (each, a “Financial Plan”); (e) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, if applicable, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (f) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars ($200,000) or more; and (g) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

6.4 Audits. Bank shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise the Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

6.5 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement as they may arise in the ordinary course of business. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

6.6 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.7 Insurance.

(a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days’ notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty insurance in the amount of up to One Hundred Thousand Dollars ($100,000) toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a security interest.

6.8 Accounts. Within 60 days of the Closing Date, Borrower shall (i) maintain and shall cause each of its Subsidiaries to maintain its primary depository, operating, and investment accounts with Bank and (ii) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank’s International Banking Division for any international banking services required by Borrower, including, but not limited to, foreign currency wires, hedges, swaps, foreign exchange contracts, and letters of credit. For each account that Borrower maintains outside of Bank after the 60th day following the Closing Date, Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement or other appropriate instrument in form and substance reasonably satisfactory to Bank.

6.9 Financial Covenants.

(a) Asset Coverage Ratio. Borrower shall maintain at all times a ratio of Borrower’s unrestricted cash maintained in accounts at Bank plus the amount of all Eligible Accounts (as calculated and on line #15 of the Borrowing Base Certificate) to the amount of all Obligations owing to Bank of at least 1.35 to 1.00.

(b) Performance to Plan. Borrower’s quarterly EBITDA for quarters ending September 30, 2014 and December 31, 2014 shall be positive. Borrower’s quarterly EBITDA for 2015 and beyond shall not negatively deviate more than 20% from its Projected Quarterly EBITDA as set forth in Borrower’s most recent financial projections provided to Bank in accordance with Section 3.1 or Section 6.3(d); including the amounts set forth on Exhibit E attached hereto, with respect to the periods stated therein. Notwithstanding the foregoing, Borrower’s failure to comply with the foregoing sentence shall not be deemed a breach of this section if the total quarterly negative deviation from Projected Quarterly EBITDA for the relevant fiscal quarter does not exceed $250,000.

6.10 Intellectual Property Rights.

(a) Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any.

(b) Borrower shall (i) give Bank not less than 10 days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrower shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(c) Bank may audit Borrower’s Intellectual Property Collateral to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse Bank for all costs and expenses incurred in the exercise of its rights under this Section.

6.11 Notices of Commercial Tort Claims; Event of Default. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event described in Section 8 which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Bank of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify Bank in writing of the general details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Bank.

6.12 Post-Closing Covenants. Within fourteen (14) days following the Closing Date, Borrower shall deliver to Bank, in form and substance reasonably satisfactory to Bank, a waiver/consent executed by the providers of each colocation facility used by Borrower.

6.13 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to affect the purposes of this Agreement.

7. NEGATIVE COVENANTS.

Borrower will not do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property with a fair market value in excess of $100,000 (but not to exceed $250,000 in the aggregate in any fiscal year), other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) Transfers of worn-out or obsolete Equipment or (iv) Transfers that constitute Permitted Liens or Permitted Investments.

7.2 Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in a manner substantially similar to that conducted by Borrower as of the Closing Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided however, only advance written notice to the Bank will be required for any action restricted by this Section 7.3 if all Obligations are paid in full in cash out of the proceeds of the initial closing of such action and such payment is listed as a condition to the consummation of such action.

7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property (including without limitation, its Intellectual Property Collateral), or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property (including without limitation, its Intellectual Property Collateral), or permit any Subsidiary to do so, other than in connection with Liens permitted by clause (c) of the definition of Permitted Lien.

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock, (iii) Borrower may repurchase the stock of former employees, officers, directors, advisors or consultants pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase and (iv) Subsidiaries may make distributions to Borrower.

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or maintain or invest any of its cash or investment securities with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into an account control agreement with Bank in form and substance satisfactory to Bank; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (ii) cash and/or equity incentive arrangements with its employees and management in the ordinary course of Borrower’s business, (iii) the issuance of stock, stock options, warrants and similar instruments and any related subscription or stockholders agreements to Borrower’s stockholders, employees, directors advisors or consultants, (iv) payment of directors fees and reimbursement of expenses of any directors, or (v) transaction existing as of the date hereof and as set forth on the Schedule.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt (including the Investor Subordination Agreement), or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than Borrower’s location set forth in Section 10 unless the owner/landlord of such location has executed a consent/waiver in favor of Bank, in form and substance reasonably satisfactory to Bank.

7.11 Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1 Payment Default. If Borrower fails to pay, when due, any of the Obligations;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation in Sections 6.3, 6.4, 6.6, 6.7, 6.8, 6.9, 6.10(b), or 6.11 or violates any of the covenants contained in Article 7 of this Agreement; or

(b) If Borrower fails or neglects to perform or observe any other obligation under Article 6 not listed in clause (a) above or any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within fifteen days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the fifteen day period or cannot after diligent attempts by Borrower be cured within such fifteen day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made.

8.3 Material Adverse Effect. If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4 Attachment. If any portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or which could reasonably be expected to have a Material Adverse Effect;

8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand (except as expressly set forth below) do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s rights, title and interest in and to any labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g) Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h) Bank may credit bid and purchase at any public sale; and

(i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower, and any surplus will be paid to the Borrower or to other persons legally entitled thereto.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

9.3 Accounts Collection. At any time after the occurrence of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems reasonably necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.7 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.6 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10. NOTICES.

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10. Advance requests may be made in the manner specified in Section 2.1(a)(ii).

If to Borrower:	AdHarmonics, Inc. 210 Broadway, Suite 302 Cambridge, MA 02139 Attn: John B. Wagner, CFO FAX: (617) 229-7007

If to Bank:	Bridge Bank, National Association 55 Almaden Blvd. San Jose, CA 95113 Attn: Note Department FAX: (408) 282-1681

and

Bridge Bank, National Association 260 Franklin Street, 15th Floor Boston, MA 02110 Attn: Chris Perkins/Ben Kirtland FAX: (617)995-1320

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement and all other Loan Documents (except as otherwise expressly provided in any of the Loan Documents) shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12. JUDICIAL REFERENCE PROVISION.

12.1 In the event the jury trial waiver set forth above is not enforceable, the parties elect to proceed under the following judicial reference provision.

12.2 With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other Loan Document), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

12.3 The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

12.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

12.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13. GENERAL PROVISIONS.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation attorneys’ fees and expenses), except for losses (other than any incidental, indirect, special, consequential or punitive damages or losses) arising from by Bank’s gross negligence or willful misconduct.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.8 Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Credit Extensions so long as such prospective transferee or purchaser is subject to similar confidentiality obligations, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

13.9 Patriot Act Notice. Bank hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “ Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow Bank, as applicable, to identify the Borrower in accordance with the Patriot Act.

14. NOTICE OF FINAL AGREEMENT.

BY SIGNING THIS AGREEMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ADHARMONICS, INC.

By:	/s/ Seth Birnbaum
Title:	CEO

BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Chris Perkins
Title:	SVP

EXHIBIT A

DEBTOR:	ADHARMONICS, INC.

SECURED PARTY:	BRIDGE BANK, NATIONAL ASSOCIATION

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All rights, title and interest of the Borrower in all personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), commercial tort claims, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

EXHIBIT B

ADVANCE REQUEST FORM

(To be submitted no later than 3:00 PM to be considered for same day processing)

To:	Bridge Bank, National Association

Fax:	(408) 282-1681

Date:

From:	AdHarmonics, Inc.
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

Borrower hereby requests funding of an Advance in the amount of $             in accordance with the Revolving Facility as defined in the Loan and Security Agreement dated August     , 2014.

Borrower hereby authorizes Lender to rely on facsimile stamp signatures and treat them as authorized by Borrower for the purpose of requesting the above advance.

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of this Advance Request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Loan and Security Agreement.

EXHIBIT C

BORROWING BASE CERTIFICATE

BRIDGE BANK

55 Almaden Boulevard, San Jose, CA 95113

Company: ADHARMONICS, INC.

				As of
ACCOUNTS RECEIVABLE BORROWING BASE CALCULATION:				Date:

1.	Add: Accounts Receivable Aged Current to 30 Days			$0
2.	Add: Accounts Receivable Aged 31 to 60 Days			$0
3.	Add: Accounts Receivable Aged 61 to 90 Days			$0
4.	Add: Accounts Receivable Aged 91 Days and Over			$0

5.	GROSS ACCOUNTS RECEIVABLE					$0

6.	Less: Accounts Receivable Aged over	90	days	$0

7.	Less: U.S. Government Receivables (Net of > 90s)			$0
8.	Less: Foreign Receivables (Net of > 90s)			$0
9.	Less: Affiliate or Related Accounts Receivables (Net of > 90s)			$0
10.	Less: Account concentration in excess of	35%		$0

11.	Less: Cross Aging	35%		$0

12.	Less: Contra Accounts			$0
13.	Less: Over 90 day A/R credits			$0

14.	Add: Lines 6 through 13—Total Ineligible Accounts			$0

15.	NET ELIGIBLE ACCOUNTS RECEIVABLE					$0
16.	Account Receivable Advance Rate				80%
17.	ACCOUNTS RECEIVABLE BORROWING BASE					$0

	MAXIMUM AVAILABLE LINE OF CREDIT		$6,000,000

18.	Less: Outstanding Loan Balance					$0

19.	AVAILABLE FOR DRAW/NEED TO PAY					$0

If line #19 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance.

By signing this form you authorize the bank to deduct any advance amounts directly from Borrower’s account(s) at Bridge Bank in the event there is an overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Bridge Bank, National Association.

Prepared By:	Date:

Bank Reviewed:	Date:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	BRIDGE BANK, NATIONAL ASSOCIATION

FROM:	ADHARMONICS, INC.

The undersigned authorized officer of ADHARMONICS, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending                                         with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof (in each case other than representations and warranties made as of a specific date, in which case such date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
A/R & A/P Agings	Monthly within 30 days	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No
Monthly financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual audited financial statements for 2013	FYE within 270 days	Yes	No
Annual audited financial statements 2014 and beyond	FYE within 180 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days after the beginning of each fiscal year or Board approval	Yes	No

A/R Audit	Initial and Annual	Yes		No

Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Minimum Asset Coverage Ratio	1.35:1.00	:1.00	Yes	No
Minimum Quarterly EBITDA for 9/30/14 and 12/31/14	$1	$	Yes	No
Minimum Quarterly EBITDA for 2015 and beyond	Negative deviation not more than 20% from Plan[1]	$	Yes	No

Comments Regarding Exceptions: See Attached. Sincerely,

SIGNATURE

TITLE

DATE

[1]	Not a breach if negative deviation is less than $250,000.

BANK USE ONLY
Received by:
AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER

Date:
Compliance Status	Yes No

EXHIBIT E

FINANCIAL PROJECTIONS

EBITDA Performance to Plan (S in 000s)

	Budgeted Mar. 31 2015	Budgeted Jun. 30 2015	Budgeted Sep. 30 2015	Budgeted Dec. 31 2015
Projected Quarterly EBITDA	579	421	901	$870
EBITDA at Deviation of 20%	463	337	721	696
EBITDA at Deviation of $250K	329	171	651	620

Minimum Quarterly EBITDA	329	171	651	620

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

•	Promissory notes payable to Link Ventures, LLLP dated July 17, 2014 in the amounts of $5,000,000 and $7,085,491.11

•	Remaining $1,250,000 payable to Cogo Labs, Inc. as reflected in the Borrower’s accounts payable ledger and related to invoice 102662 dated April 30, 2014 in the original amount of $1,500,000 for the purchase of a technology license

•	Amounts payable to the American Express Company as reflected in the Borrower’s accounts payable ledger related to a corporate credit card facility

•	Amounts payable to vendors and employees as reflected in the Borrower’s accounts payable ledger

Permitted Investments (Section 1.1)

•	Various Promissory Note and Security Agreements with executives of the Borrower totaling $2,920,047 in principal due to the Borrower as reflected on the Borrower’s balance sheet.

Permitted Liens (Section 1.1)

•	Security interest granted to Link Ventures, LLLP related to Permitted Indebtedness reflect on the Schedule above.

Inbound Licenses (Section 5.6)

•	Technology licensed in the Software License Agreement for Advantage and Uber dated January 1, 2011, as amended March 15, 2014.

Prior Names; Locations of Inventory and Equipment (Section 5.7)

•	Corporate office at 210 Broadway, Cambridge MA

•	Colocation space at 1 Summer Street, Boston MA

Litigation (Section 5.8)

A complaint has been filed against Borrower in United States District Court Southern District of Florida. The

complaint was filed by Estrella Insurance, Inc. and alleges among other things that Borrower infringed certain trademark rights in the name “Estrella”. Borrower is currently engaged in settlement negotiations with the plaintiff and no specific monetary amounts have been discussed with respect to a settlement amount.

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of November 12, 2014 by and between ADHARMONICS, INC. (the “Borrower”) and BRIDGE BANK, NATIONAL ASSOCIATION (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 11, 2014 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. COVENANT WAIVER. Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with Section 6.9(b) of the Agreement for the period ended September 30, 2014 (the “Covenant Defaults”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement after the date hereof, Bank waives the Covenant Default. Bank does not waive Borrower’s obligations under such sections after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

3. NOTICE WAIVER. Bank waives the 30 day notice requirement set forth in Section 7.2 of the Loan and Security Agreement with respect to Borrower’s proposed change in its legal name from “Adharmonics, Inc,” to “EverQuote, Inc.” (the “Name Change”); provided that Borrower delivers to Bank (i) a certified copy of the Certificate of Amendment filed with the Delaware secretary of state’s office within one Business Day of the effectiveness of such filing (the “Effective Date”); and (ii) a corporate resolutions and incumbency certificate duly executed by Borrower within fifteen (15) days following the Effective Date. Borrower acknowledges that failure to timely comply with the foregoing shall constitute an Event of Default to which no cure period shall apply.

4. MODIFICATIONS TO LOAN AND SECURITY AGREEMENT. As of the Effective Date, all references in the Loan Documents to “Adharmonics, Inc.” or “Borrower” shall mean and refer to “EverQuote, Inc.”.

5. COVENANTS. Borrower shall promptly notify Bank of any filings with the USPTO with respect to the Name Change, and covenants to execute and deliver to Bank such documents, instruments and agreements as Bank may reasonably request with respect to the Name Change (including an amended and restated intellectual property security agreement), and authorizes Bank to make such filings with the USPTO and to take such other actions as Lender reasonably deems appropriate with respect to the Name Change.

6. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

7. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement, and that, other than the Covenant Default, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

8. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER: REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

9. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) payment of a waiver fee of $3,000 plus all Bank Expenses incurred through the date of this Loan and Security Modification Agreement; and

(b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

10. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:		BANK:

ADHARMONICS, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Seth Birnbaum	By:	/s/ Chris Perkins
Name:	Seth Birnbaum	Name:	Chris Perkins
Title:	CEO	Title:	SVP

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of March 25, 2015 by and between EVERQUOTE, INC., fka ADHARMONICS, INC. (“Borrower”) and BRIDGE BANK, NATIONAL ASSOCIATION (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 11, 2014 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. COVENANT WAIVER. Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with Section 6.3 of the Loan and Security Agreement regarding the delivery of its 2013 audited financial statements (the “Covenant Default”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement after the date hereof, Bank waives the Covenant Default. Bank does not waive Borrower’s obligations under such section after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

3. MODIFICATIONS TO LOAN AND SECURITY AGREEMENT. The timing requirement regarding the delivery of its audited financial statements for 2013 set forth in Section 6.3 of the Loan and Security Agreement is hereby extended to April 30, 2015.

4. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement (in each case other than representations and warranties made as of a specific date, in which case such date) and that, other than the Covenant Default, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

8. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

9. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) payment of all Bank Expenses incurred through the date of this Loan and Security Modification Agreement; and

(b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

10. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:	BANK:

EVERQUOTE, INC.	BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ John B. Wagner	By:	/s/ Chris Perkins
Name:	John B. Wagner	Name:	Chris Perkins
Title:	CFO	Title:	SVP

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of December 15, 2015 by and between EVERQUOTE, INC., fka ADHARMONICS, INC. (“Borrower”) and WESTERN ALLIANCE BANK, as successor in interest to Bridge Bank, National Association (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 11, 2014 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. COVENANT WAIVER, Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with Section 6.9(b) of the Loan and Security Agreement for the periods ended June 30, 2015 and September 30, 2015 (the “Covenant Defaults”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement after the date hereof, Bank waives the Covenant Defaults. Bank does not waive Borrower’s obligations under such section after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

3. MODIFICATION(S) TO LOAN AND SECURITY AGREEMENT:

(1) Any reference to Bridge Bank, NA or Bridge Bank, National Association is hereby modified to read as Western Alliance Bank, an Arizona corporation, as successor in interest to Bridge Bank, National Association.

(2) The following definition in Section 1.1 is amended in its entirety to read as follows:

“Prime Rate” means the greater of three and one quarter percent (3.25%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate.

4. CONSENT TO REPAYMENT OF SUBORDINATED DEBT. Bank hereby consents to the repayment of Subordinated Debt in the principal amount of $1,000,000 owing to Link Ventures LLLP, notwithstanding the provisions of Section 7.9 of the Loan and Security Agreement or in the Subordination Agreement by and between Bank and Link Ventures LLLP dated August 27, 2014.

5. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

6. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement (in each case other than representations and warranties made as of a specific date, in which case such date) and that, other than the Covenant Default, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

8. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

9. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) payment of an amendment and waiver fee in the amount of $2,500 plus all Bank Expenses incurred through the date of this Loan and Security Modification Agreement; and

(b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

10. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:		BANK:

EVERQUOTE, INC.		WESTERN ALLIANCE BANK

By:	/s/ John B. Wagner	By:	/s/ Chris Perkins
Name:	John B. Wagner	Name:	Chris Perkins
Title:	CFO	Title:	SVP

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of June 28, 2016 by and between EVERQUOTE, INC., fka ADHARMONICS, INC. (“Borrower”) and WESTERN ALLIANCE BANK, as successor in interest to Bridge Bank, National Association (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 11, 2014 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. COVENANT WAIVER. Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with Section 6.9(b) of the Loan and Security Agreement for the period ended December 31, 2015 (the “Covenant Defaults”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement after the date hereof, Bank waives the Covenant Defaults. Bank does not waive Borrower’s obligations under such section after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

3. CONSENT TO REPAYMENT OF SUBORDINATED DEBT. Notwithstanding the provisions of Section 7.9 of the Loan and Security Agreement, Bank hereby consents to the repayment of Subordinated Debt in the principal amount of $1,500,000 owing to Link Ventures LLLP on or around the date hereof and the cancelation of a subordinate note in the amount of up to $3,650,000 of principal and accrued interest owing to Link Ventures LLLP in favor of an amortizing note in the same amount and owing to Link Ventures LLLP to be paid on a monthly basis based on a straight line 30 month amortization schedule, as long as no Event of Default exists on the date of such payment or would exist after giving effect to such payment.

4. CONSENT TO STOCK REPURCHASE. Notwithstanding the provisions of Section 7.6 of the Loan and Security Agreement, Bank hereby consents to the repurchase of common stock from existing stockholders after the first closing of Borrower’s Series B Preferred Stock financing led by Savano Capital Partners II, LP (the “Series B Financing”) in an aggregate amount not to exceed the amount of cash proceeds from closings of the Series B Financing, and in any event not to exceed $5,000,000 in the aggregate.

5. CONSENT TO OUTSIDE DEPOSIT ACCOUNT. Notwithstanding the provisions of Section 7.7 of the Loan and Security Agreement, Bank hereby consents that the Borrower may maintain a money market deposit account with JPMorgan Chase Bank, N.A. in an amount up to $250,000 for the purpose of securing a corporate credit card program; provided that Borrower use best efforts to obtain an account control agreement in favor of Bank with respect to such account.

6. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

7. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement (in each case other than representations and warranties made as of a specific date, in which case such date) and that, other than the Covenant Default, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

8. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

9. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) payment of an amendment and waiver fee in the amount of $5,000 plus all Bank Expenses incurred through the date of this Loan and Security Modification Agreement; and

(b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

10. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:	BANK:

EVERQUOTE, INC.	WESTERN ALLIANCE BANK

By:	/s/ John B. Wagner	By:	/s/ Chris Perkins
Name:	John B. Wagner	Name:	Chris Perkins
Title:	CFO	Title:	SVP

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of August 23, 2016 by and between EVERQUOTE, INC., fka ADHARMONICS, INC. (“Borrower”) and WESTERN ALLIANCE BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 11, 2014 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modification(s) to Loan and Security Agreement:

(1) The following definitions in Section 1.1 are amended and restated in their entirety to read as follows:

“Credit Extension” means each Advance, Term Advance, Term II Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Prime Rate” means the greater of three and one half percent (3.5%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate.

“Revolving Maturity Date” means the second anniversary of the Funding Date.

(2) The following is added as a new subsection (c) to the end of Section 2.1:

(c) Term II Advance.

(i) Subject to and upon the terms and conditions of this Agreement, on or around August 23, 2016 (the “Funding Date”), Bank agrees to make a single cash advance to Borrower in an aggregate amount of Four Million Five Hundred Dollars ($4,500,000) (the “Term II Advance”). The initial proceeds of the Term II Advance shall be used by Borrower to repay in full the outstanding amounts owing to Bank with respect to the Term Advance and other existing Subordinated Debt owing to Link Ventures LLLP.

(ii) Interest shall accrue from the date of the Term II Advance at the rate specified in Section 2.3, and shall be payable monthly on the tenth day of each month so long as the Term II Advance is outstanding. The Term II Advance shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on September 10, 2016 and continuing on the same day of each month thereafter until the third anniversary of the Funding Date (the “Term II Maturity Date”), at which time all amounts owing under this Section 2.1(c) and any other amounts owing under this Agreement shall be immediately due and payable. The Term II Advance, once repaid, may not be reborrowed.

(iii) Borrower shall have the option to prepay all or a portion of the Term II Advance, provided Borrower (i) provides written notice to Bank of its election to prepay such amount of the Term II Advance at least five (5) days prior to such prepayment, and (ii) pays to Bank on the date of such prepayment an amount equal to the sum of (A) the outstanding principal of the Term II Advance being prepaid plus accrued and unpaid interest thereon through the prepayment date, (B) a fee equal to 2% of the principal amount of the Term II Advance being prepaid if such prepayment occurs on or prior to the first anniversary of the Funding Date (the “Prepayment Fee”), plus (C) all other Obligations that are due and payable, including Bank Expenses and interest at the default rate with respect to any past due amounts. Notwithstanding the foregoing, Borrower shall not be required to pay the Prepayment Fee if the prepayment results in Borrower’s cure of its noncompliance (or anticipated noncompliance) with any one or more of the financial covenants set forth in Section 6.9 or if such prepayment is made using proceeds from a new Credit Extension or loan facility provided by Bank.

(3) The following is added as a new clause (iii) to the end of Section 2.3(a):

(iii) Term II Advance. Except as set forth in Section 2.3(b), the Term II Advance shall bear interest, on the outstanding Daily Balance thereof, at an annual rate equal to two percent (2%) above the Prime Rate.

(4) Section 2.5(a) is amended and restated in its entirety to read as follows:

(a) Facility Fees. (i) On the Funding Date and the first anniversary of the Funding Date, a fee with respect to the Revolving Facility equal to $15,000, and (ii) on the Funding Date, a fee with respect to the Term II Advance equal to $11,250, each of which are fully earned and nonrefundable; and

(5) Section 2.8 is amended and restated in its entirety to read as follows:

2.8 Payment Deferral. Notwithstanding anything contained herein to the contrary, in the event the Term II Advance is made under this Agreement within ten days prior to the date upon which the first regularly scheduled payment of principal and interest on the Term II Advance (“First Monthly Payment”) would otherwise have been due as specified in Section 2.1(c), then Borrower shall make the first regularly scheduled monthly payment of principal and interest on the same day of the calendar month immediately following the date on which the Term II Advance is made, and the Term II Maturity Date shall be extended for a period that is equal to the time difference between the regularly scheduled date of the First Monthly Payment as specified in Section 2.1(c) and the date on which the First Monthly Payment is actually due as a result of the application of this Section.

(6) Section 6.9(b) is amended and restated in its entirety to read as follows:

(b) Performance to Plan. Borrower’s trailing six-month EBITDA (measured on quarterly basis) shall be at least 65% of its projected EBITDA for such periods as set forth in Borrower’s most recent financial projections provided to Bank in accordance with Section 6.3(d); which for the six month periods ending June 30, 2016, September 30, 2016 and December 31, 2016 are set forth below:

Six Month Period Ending:	Projected EBITDA	Minimum EBITDA
June 30, 2016	$3,452,119	$2,243,877
September 30, 2016	$2,148,970	$1,396,830
December 31, 2016	$2,177,690	$1,415,499

(7) Exhibit D is replaced in its entirety with the Exhibit D attached hereto.

3. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement (in each case other than representations and warranties made as of a specific date, in which case such date) and that, other than the Covenant Default, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

6. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

7. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) evidence of Borrower’s receipt of at least $5,000,000 in cash proceeds from the sale and issuance of its equity securities to Savano Capital Partners;

(b) corporate resolutions and incumbency certificate;

(c) amended and restated intellectual property security agreement;

(d) payoff letter or other evidence regarding the satisfaction of Indebtedness owing to Link Ventures LLLP;

(e) payment of the fees due under Section 2.5(a) of the Loan and Security, as amended herein, plus all Bank Expenses incurred through the date of this Loan and Security Modification Agreement; and

(f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties here to have caused this Loan and Security Modification Agreement to be executed on the date first above written.

BORROWER:	BANK:

EVERQUOTE, INC.	WESTERN ALLIANCE BANK

By:	/s/ John B. Wagner	By:	/s/ Chris Perkins
Name:	John B. Wagner	Name:	Chris Perkins
Title:	CFO	Title:	SVP

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK

FROM:	EVERQUOTE, INC.

The undersigned authorized officer of EVERQUOTE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending                 with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof (in each case other than representations and warranties made as of a specific date, in which case such date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
A/R & A/P Agings	Monthly within 30 days	Yes No
Borrowing Base Certificate	Monthly within 30 days	Yes No
Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Annual audited financial statements	FYE within 180 days	Yes No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days after the beginning of each fiscal year or Board approval	Yes No

A/R Audit	Initial and Annual	Yes No

Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Minimum Asset Coverage Ratio	1.35 : 1.00	:1.00	Yes No
Minimum Trailing 6 Month EBITDA	At least 65% of Financial Plan	$	Yes No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

Date:

SIGNATURE	Verified:
AUTHORIZED SIGNER

TITLE	Date:

DATE	Compliance Status Yes No

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of November 8, 2016 by and between EVERQUOTE, INC., fka ADHARMONICS, INC. (“Borrower”) and WESTERN ALLIANCE BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 11, 2014 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. CONSENT TO ADDITIONAL STOCK REPURCHASE. Bank previously consented to the repurchase of up to $5,000,000 of Borrower’s common stock from existing stockholders after the first closing of Borrower’s Series B Preferred Stock financing led by Savano Capital Partners II, LP (the “Series B Financing”). Notwithstanding the provisions of Section 7.6 of the Loan and Security Agreement, Bank hereby consents to the repurchase of up to $21,100,000 in additional shares of common stock, and in an aggregate amount not to exceed $26,100,000, using additional cash proceeds from the Series B Financing,

3. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement (in each case other than representations and warranties made as of a specific date, in which case such date) and that, other than the Covenant Default, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the

Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

7. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

8. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties here to have caused this Loan and Security Modification Agreement to be executed on the date first above written.

BORROWER:	BANK:

EVERQUOTE, INC.	WESTERN ALLIANCE BANK

By:	/s/ John B. Wagner	By:	/s/ Chris Perkins
Name:	John B. Wagner	Name:	Chris Perkins
Title:	CFO	Title:	SVP

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of March 7, 2017 by and between EVERQUOTE, INC., fka ADHARMONICS, INC. (“Borrower”) and WESTERN ALLIANCE BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement by and between Borrower and Bank, dated August 11, 2014 and as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. EVENT OF DEFAULT AND WAIVER. Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with Section 6.9(b) of the Loan and Security Agreement for the period ended December 31, 2016 (the “Covenant Default”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement after the date hereof, Bank waives the Covenant Default. Bank does not waive Borrower’s obligations under such section after the date hereof and as amended herein, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

3. CONSENT TO ADDITIONAL STOCK REPURCHASE. Bank previously consented to the repurchase of Borrower’s common stock from existing stockholders after the first closing of Borrower’s Series B Preferred Stock financing led by Savano Capital Partners II, LP (the “Series B Financing”). Notwithstanding the provisions of Section 7.6 of the Loan and Security Agreement, Bank hereby consents to the repurchase of Borrower’s common stock in an aggregate amount not to exceed $27,400,000, using additional cash proceeds from the Series B Financing,

4. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and

Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement (in each case other than representations and warranties made as of a specific date, in which case such date) and that, other than the Covenant Default, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

7. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

8. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received payment of a waiver fee in the amount of Five Thousand Dollars ($5,000) plus all Bank Expenses incurred through the date of this Loan and Security Modification Agreement.

9. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties here to have caused this Loan and Security Modification Agreement to be executed on the date first above written.

BORROWER:	BANK:

EVERQUOTE, INC.	WESTERN ALLIANCE BANK

By:	/s/ John B. Wagner	By:	/s/ Chris Perkins
Name:	John B. Wagner	Name:	Chris Perkins
Title:	CFO	Title:	SVP

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of March 16, 2018 by and between EVERQUOTE, INC., formerly known as AdHarmonics, Inc. (“Borrower”) and WESTERN ALLIANCE BANK, as successor in interest to BridgeBank, National Association (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement by and between Borrower and Bank, dated August 11, 2014 and as may be amended, modified or supplemented from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. EVENTS OF DEFAULT: WAIVER. Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with the trailing six-month EBITDA covenant set forth in Section 6.9(b) of the Loan and Security Agreement for the periods ended June 30, 2017, September 30, 2017 and December 31, 2017 (the “Covenant Defaults”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement after the date hereof, Bank waives the Covenant Defaults. Bank does not waive Borrower’s obligations under such section after the date hereof and as amended hereby, and Bank does not waive any other failure by Borrower to perform its obligations under the Loan Documents.

3. REPAYMENT OF TERM II ADVANCE. On the date hereof, Borrower shall repay in full the outstanding Term II Advance, and all accrued and unpaid interest thereon.

4. MODIFICATION(S) TO LOAN AND SECURITY AGREEMENT.

A. The following definitions in Section 1.1 are added, or amended and restated in their entirety to read as follows:

“Adjusted EBDA” means, for any period, Borrower’s earnings before depreciation and amortization expense, plus non-cash stock compensation expense, for such period, as determined in accordance with GAAP.

“Revolving Line” means a credit extension of up to Eleven Million Dollars ($11,000,000).

“Prime Rate” means the greater of four and one quarter percent (4.25%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate.

“Revolving Maturity Date” means March 16, 2020.

B. Section 2.5(a)(i) is amended and restated in its entirety to read as follows:

(i) On March 16, 2018 and the first anniversary thereof, a fee with respect to the Revolving Facility equal to one quarter of one percent (0.25%) of the Revolving Line; each of which are fully earned on the due date thereof and once paid are nonrefundable;

C. Section 6.9 is amended and restated in its entirety to read as follows:

6.9 Financial Covenants.

(a) Asset Coverage Ratio. Borrower shall maintain at all times a ratio of Borrower’s unrestricted cash maintained in accounts at Bank plus the amount of all Eligible Accounts (as calculated and on line #15 of the Borrowing Base Certificate) to the amount of all Obligations owing to Bank of at least 1.50 to 1.00.

D. The following is added to the end of Section 6, as a new Section 6.14:

6.14 Lockbox and Collections Account.

(a) On and after the ninetieth (90th) day following written notice by Bank to Borrower (the “Lockbox Notice”), but subject to subsections (b) and (c) below, all proceeds of Accounts shall be deposited into a post office box under Bank’s control (a “Lockbox”) or a restricted account maintained with Bank (the “Collections Account”), pursuant to the terms of such lockbox and account agreements as Bank shall reasonably request from time to time (the “Lockbox Agreements”). Borrower shall thereafter use the Lockbox and Collections Account address as the remit to and payment address for all proceeds of Accounts. Thereafter, if Borrower receives any amount despite such instructions, Borrower shall immediately deliver such payment to Bank in the form received, except for an endorsement to the order of Bank and, pending such delivery, shall hold such payment in trust for Bank. Bank shall credit all amounts deposited into Lockbox or the Collections Account to Borrower’s operating account maintained at Bank within two (2) Business Days after clearance of such deposits; provided however that upon an Event of Default that is continuing, Bank may, at its option credit all or any portion of amounts paid into the Collections Account first against any amounts owing to Bank, and then any remaining balance of such amount shall be credited to Borrower’s operating account maintained at Bank. Bank may, in its sole discretion after the occurrence of an Event of Default that is continuing, send requests for verification of Accounts or notify Borrower’s account debtors of the assignment of such Accounts to Bank, and take such other actions as set forth in the Lockbox Agreements. Upon Bank’s request, Borrower shall cause any third-party payment processors to execute and deliver an acknowledgment and payment direction letter in form and substance reasonably satisfactory to Bank.

(b) Bank shall only deliver a Lockbox Notice to Borrower if (i) an Event of Default has occurred that is continuing or (ii) if the result of dividing (x) the sum of Borrower’s unrestricted cash at Bank plus the amount available for borrowing under the Revolving Facility (assuming for this purpose that no default or Event of Default is then continuing) by (y) the absolute value of the average of Borrowers’ monthly Adjusted EBDA for the trailing three month period (“Remaining Months Liquidity”), measured as of the last day of the most recently completed month, is less than six (6).

(c) If, within forty-five (45) days following the delivery of the Lockbox Notice, Bank receives evidence satisfactory to Bank that Borrower has received sufficient cash proceeds from the sale and issuance of its equity securities (or convertible notes that constitute Subordinated Debt) such that the Remaining Months Liquidity is nine (9) or greater, then Borrower need not comply with subsection (a) above.

E. Exhibit D to the Loan and Security Agreement is replaced in its entirety with the Exhibit D attached hereto.

3. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement (in each case other than representations and warranties made as of a specific date, in which case such date) and that, other than the Covenant Defaults, no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

5. CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER: REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

6. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a) payment of a facility fee with respect to the Revolving Facility set forth above, plus an amount equal to all Bank Expenses incurred through the date hereof;

(b) corporate resolutions and incumbency certificate; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties here to have caused this Loan and Security Modification Agreement to be executed on the date first above written.

BORROWER:		BANK:

EVERQUOTE, INC.		WESTERN ALLIANCE BANK

By:	/s/ John Wagner	By:	/s/ Darren Gastrock

Name:	John Wagner	Name:	Darren Gastrock

Title:	Chief Financial Officer	Title:	VP

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK

FROM:	EVERQUOTE, INC,

The undersigned authorized officer of EVERQUOTE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof (in each case other than representations and warranties made as of a specific date, in which case such date). Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
A/R & A/P Agings	Monthly within 30 days		Yes No
Borrowing Base Certificate	Monthly within 30 days		Yes No
Monthly financial statements	Monthly within 30 days		Yes No
Compliance Certificate	Monthly within 30 days		Yes No
Annual audited financial statements	FYE within 180 days		Yes No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days after the beginning of each fiscal year or Board approval		Yes No

A/R Audit	Initial and Annual		Yes No

Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Minimum Asset Coverage Ratio	1.50 : 1.00	:1.00	Yes No

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE

CORPORATE RESOLUTIONS AND INCUMBENCY CERTIFICATE

Borrower:	EVERQUOTE, INC.

I, the undersigned Secretary or Assistant Secretary of EverQuote, Inc. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of lncorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the board of directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted:

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, (whose actual signatures are shown below which actual signatures apply only with respect to the secretary certification provided herein and were not themselves included in the resolutions approved by the board of directors):

NAMES	POSITIONS	ACTUAL SIGNATURES

Seth Birnbaum	Chief Executive Officer	/s/ Seth Birnbaum
Tomas Revesz	Chief Technology Officer	/s/ Tomas Revesz
John Wagner	Chief Financial Officer	/s/ John Wagner

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Western Alliance Bank (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money in a principal amount not to exceed $15,000,000, and on such terms and conditions, as in their judgment should be borrowed, without limitation.

Execute Loan Documents. To execute and deliver to Bank that certain Loan and Security Modification Agreement dated as of March 16, 2018 and any other agreement, document or instrument entered into between Corporation and Bank in connection with the Loan and Security Agreement dated August 11, 2014, all as amended or extended from time to time (collectively, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.

F/X Contracts. To enter into with the Bank any agreements in connection with foreign exchange transactions.

Cash Management. To enter into with the Bank any agreements in connection with cash management services.

Corporate Credit Cards. To execute corporate credit card applications and agreements and other related documents pertaining to Bank’s provision of corporate credit cards.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on March 16, 2018 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

By:	/s/ David Mason

Name:	David Mason

Title:	General Counsel and Secretary